Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 2020 with respect to the audited consolidated financial statements of Cemtrex, Inc. as of and for the years ended September 30, 2019 and 2018.

Haynie & Company

Salt Lake City, Utah

January 17, 2020